As filed with the Securities and Exchange Commission on September 5, 2006
Registration No. 333-119368

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective
Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Haights Cross Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-4087398 (I.R.S. Employer Identification No.)

10 New King Street White Plains, New York (Address of Principal Executive Offices)	10604 (Zip Code)
Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan
(Full Title of the Plan)
Peter J. Quandt, Chairman, Chief Executive Officer and President
Haights Cross Communications, Inc.
10 New King Street
White Plains, New York 10604
(914) 289-9400
(Name, Address and Telephone
Number, Including Area Code, of Agent For Service)

With a copy to:
David P. Lewis
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street
Phoenix, Arizona 85004
602-382-6000

DEREGISTRATION OF SECURITIES
     Haights Cross Communications, Inc., a Delaware corporation (the “Registrant”), is filing this post-effective amendment (the “Amendment”) to deregister certain securities originally registered on Form S-8 Registration Statement No. 333-119368, which was filed with the Securities and Exchange Commission on September 29, 2004 (the “Registration Statement”) and pursuant to which the Registrant registered 2,400,000 shares of common stock, $0.001 par value (the “Common Stock”) for issuance under the Haights Cross Communications, Inc. Restated 2000 Stock Option and Grant Plan.
     The shares of Common Stock are being deregistered because the Company is no longer subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and therefore is not currently eligible to use Form S-8. As a result, the Registrant has terminated its offering of Common Stock pursuant the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Registrant’s common stock which remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of common stock registered under the Registration Statement which remained unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 5th day of September, 2006.

Haights Cross Communications, Inc.
By:	*
Peter J. Quandt
Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Peter J. Quandt	Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 5, 2006

/s/ Paul J. Crecca Paul J. Crecca	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 5, 2006

* Mark Kurtz	Vice President, Finance and Accounting and Chief Accounting Officer (Principal Accounting Officer)	September 5, 2006

* Christopher S. Gaffney	Director	September 5, 2006

* Stephen F. Gormley	Director	September 5, 2006

*By:	/s/ Paul J. Crecca

Paul J. Crecca
Attorney in Fact

Exhibit Index

Exhibit No.	Description

*24.1	Power of Attorney

*	Previously filed

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